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EXHIBIT 99.1


[KPMG LETTERHEAD]


September 16,2003

                                                     PRIVILEGED AND CONFIDENTIAL

The Audit Committee of the Board of Directors
Endocare, Inc.



Dear Sirs:


We were previously principal accountants for Endocare, Inc. (the Company) and, under the date of February 19, 2002, except as to notes 1 and 15, which are as of March 25, 2002, we reported on the consolidated financial statements of Endocare, Inc. as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999. As we communicated to you on December 11, 2002, in the course of attempting to complete our SAS No.71 review as of September 30, 2002, and for the quarter then ended, as well as after considering the results of the investigations as discussed in our letter dated December 11, 2002, information came to our attention that lead us to conclude that we are unable to rely on the representations of management of the Company with respect to the year ended December 31, 2001 and the quarters ended March 31, June 30 and September 30, 2002. It was apparent to us that management prepared financial statements for the quarterly and annual periods in 2002 and 2001 based on information that did not reflect either the facts or substance of certain transactions. In addition, the information and representations provided to us did not reflect the actual facts or substance of the transactions, and in several cases we received inconsistent representations from management in relation to the transactions. At that time, we advised you that our report dated February 19, 2002, except as to notes 1 and 15, which are as of March 25, 2002, on the Company's consolidated financial statements as of December 31, 2001, and for the year then ended, could no longer be relied upon. In addition, we also informed you at that time that we also believed sufficient evidence existed to conclude that the Company's consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002 should not be relied upon, and the Company should similarly advise those persons who may be relying upon these financial statements. On March 7, 2003, our appointment as principal accountants was terminated.

By letter dated September 3, 2003, which we received on September 4, we were notified by the successor auditor, Ernst & Young LLP, that during its audit of the consolidated financial statements of the Company as of December 31, 2001 and 2002 and for the years then ended, and their subsequent events procedures, certain matters came to their attention that they believed would have a material effect on the consolidated financial statements of the Company as of December 31, 2000 and for the year then ended, previously audited by us.

Based on our review of the information provided to us by Ernst & Young LLP, it appears to us that management prepared financial statements for the 2000 and 1999 annual periods that did not reflect either the facts or substance of certain transactions. In addition, it is now apparent to us that certain information and representations provided to us at the time of performing our audit of the 2000 and 1999 annual financial statements did not reflect the actual facts or substance of the transactions, and we received inconsistent representations from management in relation to certain transactions.

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Because of the additional information we have been provided, KPMG LLP hereby advises you that our report dated February 19, 2002, except as to notes 1 and 15, which are as of March 25, 2002, on the Company's consolidated financial statements as of December 31, 2000, and for the years ended December 31, 2000 and 1999, (the "Report") can no longer be relied upon. We request that you advise those persons who have received a copy of the Report, and who you believe are relying on the 2000 and 1999 consolidated financials statements and related Report, of our notification to you that the Report should no longer be relied upon. We request that you supply us with copies of any notifications you make pursuant to the request in this paragraph.

                               * * * * * * * * *

This letter is intended solely for the information and use of the Audit Committee, management, and others within the organization and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,


/S/ KPMG LLP